NeuroMetrix Announces $8 Million Preferred Stock Placement

WALTHAM, Mass.—(BUSINESS WIRE)—June 24, 2014— NeuroMetrix, Inc. (Nasdaq:NURO) (the "Company" or "NURO"), an innovative health care company that develops wearable medical technology and point-of-care tests to help patients and physicians manage chronic pain, nerve diseases, and sleep disorders, today announced that it entered into a definitive securities purchase agreement with a single institutional investor providing for the issuance of $8,000,000 of shares of common stock and Series A-3 and Series A-4 convertible preferred stock (for a combined total of 3,921,569 shares of common stock, either outright or issuable upon conversion of the preferred stock) and five year warrants to purchase up to 3,921,569 shares of common stock at an exercise price of $2.04 per share. Subject to certain ownership limitations, the Series A-3 and Series A-4 convertible preferred stock is convertible at any time into shares of common stock at an initial conversion price of $2.04 per share (which represents a price 8.5% above the closing price of the common stock on the previous trading day). The preferred stock is not entitled to dividends and will not have any preferences over the Company's common stock, including liquidation rights.

The Company did not use a placement agent in this transaction.

The closing of the sale of the securities is expected to take place on or about June 27, 2014, subject to satisfaction of customary closing conditions.

The shares of Series A-3 preferred stock described above were offered pursuant to a shelf registration statement (File No. 333-186855), which was declared effective by the United States Securities and Exchange Commission ("SEC") on March 15, 2013. The shares of Series A-4 preferred stock and warrants described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors. The Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon conversion of or in connection with the Series A-4 preferred stock and upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company will file a prospectus supplement with the SEC relating to the Series A-3 preferred stock, and following such filing, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov. Alternatively, copies may be obtained, when available, from NeuroMetrix, Inc., Attention: Investor Relations, 62 Fourth Avenue, Waltham, Massachusetts 02451, e-mail: neurometrix.ir@neurometrix.com or 781-314-2761.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable medical technology and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. The Company has a major focus on diabetic neuropathies, which affect over 50% of people with diabetes. If left untreated, diabetic neuropathies trigger foot ulcers that may require amputation and cause disabling chronic pain. The annual cost of diabetic neuropathies has been estimated at $14 billion in the United States. The Company markets the SENSUS device for treating chronic pain, focusing on physicians managing patients with neuropathic pain such as painful diabetic neuropathy. The Company also markets DPNCheck, which is a rapid, accurate, and quantitative point-of-care test for peripheral neuropathies such as diabetic neuropathy. This product is used to detect neuropathies at an early stage and to guide treatment.

Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Source: NeuroMetrix, Inc.

NeuroMetrix, Inc.
Thomas T. Higgins, 781-314-2761
SVP and Chief Financial Officer
neurometrix.ir@neurometrix.com